Exhibit 1.2

(Translation)

NIDEC CORPORATION

SHARE HANDLING REGULATIONS

(As amended on April 1, 2003)

Chapter : General Provisions

(Purpose)

Article 1.

The denominations of the share certificates to be issued by the Company, the registration of a transfer of shares, purchase of shares constituting less than one unit and other handling relating to its shares shall be governed as provided in these Regulation in accordance with the provision of Article 10 of the Articles of Incorporation; provided, however, that the handling relating to beneficial shareholders should be subject to the provisions made by the Securities Depositary and Clearing Organization ( the “Organization” hereinafter ), in addition to these Regulations.

(Manager of the register of shareholders )

Article 2.

The Company’s manager of the register of shareholders , its business office and transmitting offices shall be as follows:

Manager of the register of shareholders :

The Sumitomo Trust and Banking Company, Limited

5-33, Kitahama 4-chome, Chuo-ku, Osaka

Its business office:

The Sumitomo Trust and Banking Company, Limited

Stock Transfer Agency Department

5-33, Kitahama 4-chome, Chuo-ku, Osaka

Its transmitting offices:

Branch offices throughout Japan of:

The Sumitomo Trust and Banking Company, Limited

2. Any procedure under these Regulations and the procedure for any application, request, notification or the like with respect to the matters which the Company has entrusted to the transfer agent shall be directed to the transfer agent.

(Denominations of share certificates)

Article 3.

The share certificates to be issued by the Company shall be in the denominations of 10,000, 5,000, 1,000 and 100 shares.

2.

Except for cases stipulated in laws or regulations, or Articles 22 and 23 of these Regulations, shareholders may not request to issue a certificate for any number of shares constituting less than one (1) unit.

(Mode of request, etc. )

Article 4.

A shareholder’s request or announcement under any laws or regulations shall be made to the Company together with the form required by the Company, and shall be affixed with the seal filed as provided in Article 14 (“the seal” hereinafter).

2.

Except for cases described in the preceding paragraph, any application, request, notification or notice under these Regulations shall be submitted to the manager of the register of shareholders, and shall be affixed with the seal.

3 .. If any application, request, notification or notice under the preceding two paragraphs is made or given by agent, a document showing the power of representation shall be submitted.

4 .. If any application, announcement, request, notification or notice under paragraphs 1 and 2 of this article requires a guarantor, such guarantor must be a person whom the Company deems appropriate.

Chapter2: Writing and recording information on the register of shareholders by those who have acquired shares

(Writing and recording information on the register of shareholders by those who have acquired shares )

Article 5.

If those have acquired shares request the Company to write or record on the register of shareholders any information needed therefor (“register of transfer” hereinafter) , such informa tion shall be submitted together with the share certificates concerned.

2. In case of an application for the registration of a transfer of shares for any cause other than assignment, a document showing the acquisition shall be submitted.

3. Any application for the registration of a transfer by assignment of shares constituting less than one unit may be made only if the acquiring party is a shareholder appearing the register of shareholders.

(Registration of a transfer in cases specifically provided s for in laws or ordinances)

Article 6.

If the specific procedure is required to be followed under any law or ordinance for any requests in the preceding article , the application shall be submitted together with the share certificates concerned and a document showing the completion or such procedure.

(Entries in the register of beneficial shareholders)

Article 7.

Entries in the register of beneficial shareholders shall be made on the basis of notice from the Organization relating to beneficial shareholders and beneficial shareholders cards.

(Beneficial shareholder cards)

Article 8.

A beneficial shareholder shall submit a beneficial shareholder card through the participant; provided, however, that if the total number of shares represented by the share certificates deposited is less than one unit, no shareholder card may be submitted.

(Aggregation)

Article 9.

If a shareholder appearing in the register of shareholders and a beneficial shareholder appearing in the register of beneficial shareholders are considered to be the same person on the grounds of their addresses and names, the respective numbers of shares shall be added up for the purpose of exercise of rights as a shareholder.

Chapter. Registration of Pledge and Indication of Trust Property

(Registration of a pledge and cancellation thereof)

Article 10.

In case of an application for the registration of a pledge or for the alteration or cancellation thereof, the application shall be submitted under the joint signatures of the pledgor and the pledgee, together with the share certificates concerned.

(Indication of trust property and cancellation thereof)

Article 11.

In case of an application for the indication of trust property in respect of shares, the application shall be submitted by the trustor or the trustee and in case of an application for the cancellation of such indication, the application shall be submitted by the trustee or the beneficiary, in each case together with the share certificates concerned.

Chapter. Non-Possession of Share Certificates

(Notice of non-possession of share certificates)

Article 12.

In case of notice of non-possession of share certificates, the written notice shall be submitted together with the share certificates concerned; provided, however, that it shall not be required to submit share certificates if the share certificates have not been issued.

2. Upon acceptance of the notice under the preceding paragraph, a statement that the share certificates are not to be issued shall be entered in the register of shareholders.

(Application for delivery of unpossessed share certificates)

Article 13.

If a shareholder who has given notice of non-possession of share certificates desires to apply for the issuance of the share certificates, such shareholder shall submit an application therefor.

Chapter. Notification of Various Matters

(Notification of names, addresses and seals of shareholders, etc.)

Article 14.

Shareholders, beneficial shareholders, registered pledgees or their legal representatives shall file notification of their addresses, names and seals; provided, however, that foreigners accustomed to signing may substitute specimen signatures for seals.

2. The same shall also apply in case of a change occurring in the matters notified under the preceding paragraph.

(Notification of addresses for receiving notices by shareholders, etc. residing abroad)

Article 15.

Shareholders, beneficial shareholders, registered pledgees or their legal representatives residing in foreign countries shall, in addition to following the procedure under the preceding Article, either appoint their standing proxies or set up their addresses for receiving notices, in Japan and file notification of such addresses or proxies.

2. The provisions of the preceding Article shall apply, mutatis mutandis, to standing proxies.

(Representative of a corporation)

Article 16.

If a shareholder or a beneficial shareholder is a corporation, such shareholder shall file notification of its representative.

2. In case of a change of the representative mentioned in the preceding paragraph, notification thereof shall be filed together with a certified extract from the corporate register.

(Representative for jointly owned shares)

Article 17.

Shareholders or beneficial shareholders owning shares jointly shall appoint their representative (being one person) and file notification thereof, with their names and seals affixed thereto.

2. The same shall also apply in case of a change of the representative mentioned in the preceding paragraph.

(Alteration of statements appearing in the register of shareholder, the register of beneficial shareholders and on the share certificates)

Article 18.

If it is desired to have the statements appearing in the register of shareholders, the register of beneficial shareholders and on the share certificates altered for any of the following causes, notification thereof shall be submitted together with the share certificates concerned and a certified extract from the family register or the corporate register, provided, however, that it shall not be required to submit share certificates if the share certificates have not been issued or if the alteration relates to the statements appearing in the register of beneficial shareholders:

(1) Change of surname or given name

(2) Appointment, change or discharge of such legal representative as a person to exercise parental power, a guardian or the like.

(3) Change of trade name or corporate name.

(4) Corporate reorganization.

(Special exception for notification of various matters by beneficial shareholders)

Article 19.

Any notification to be filed by a beneficial shareholder under this Chapter shall be filed through the participant, provided, however, that notification only of a change of the seal previously filed need not be filed through the participant.

Chapter. Statements on Share Certificates

(Indication of a pledge and trust property)

Article 20.

Upon the registration of a pledge or cancellation thereof under the provision of Article 10,a statement to that effect shall be entered on the share certificate concerned and after entering thereon the date of registration in the register of shareholders, the manager of the register of shareholders shall affix its name and attesting seal thereto.

2. If trust properties have been described or cancelled under Article 11, such information and the date of the registration on the register of shareholders shall be described on the share certificate, which shall be signed and affixed by the manager of the register of shareholders.

Chapter. Reissue of Share Certificates

(Reissue due to division or consolidation)

Article 21.

In case of an application for the issuance of new share certificates due to division or consolidation of share certificates, the application shall be submitted together with the share certificates concerned.

2. No application may be made for the issuance of a certificate for any number of shares constituting less than one unit, upon division or consolidation thereof.

(Reissue due to disfigurement or mutilation)

Article 22.

In case of an application for the issuance of new share certificates due to disfigurement or mutilation of share certificates, the application shall be submitted together with the share certificates concerned; provided, however, that if it is difficult to ascertain the genuineness of the share certificates, the preceding Article shall apply.

( Reissue due to used-up space)

Article 23.

If the space for acquirers’ names on a share certificate has been used up, the Company shall withdraw such certificate and issue a new share certificate.

Chapter. The register of lost shares

(Application for the register of lost shares or cancellation of the register)

Article 24.

In case of a request for the register of lost shares or cancellation of the register thereof, the request shall be submitted in the  designated form together with the documents  requested by the Company.

2. If any request for the register of lost shares under the preceding paragraph is made, the fees for the register of lost shares set in Article 25 shall be paid ..

3. If anyone with shares registered as lost (except for those who have registered their shares as lost) requests the register under paragraph 1 to be cancelled , the person shall submit the share certificates of the shares registered as lost ..

(Fees of the register of lost shares)

Article 25 ..

Fees of the register of lost shares shall be separately.

Chapter. Purchase of Shares Constituting Less than One Unit

(Purchase request)

Article 26 ..

In case of a request for the purchase of shares constituting less than one unit, the written request shall be submitted to the business office or any of the transmitting offices of the manager of register of shareholders (the “business office, etc. ” hereinafter ) set forth in Article 2.

2. If a beneficial shareholder is to make a request under the preceding paragraph, the beneficial shareholder shall do so through the participant and the Organization.

(Purchase Price)

Article 27 ..

The per-share purchase price shall be the final price (hereinafter called the “closing price”) on the market provide by the Osaka Stock Exchange (hereinafter called the “Osaka Market”) on the day on which the purchase request mentioned in the preceding Article has been submitted to the business office,  etc; provided, however, that if there is no sale and purchase transaction on the Osaka Market on the date of purchase request, such price shall be the closing price on the market provided by the Tokyo Stock Exchange (hereinafter called the “Tokyo Market”) on such date and further that if there is no sale and purchase transaction on both the Osaka Market and the Tokyo Market on such date, the prices shall be the closing price on the market provided by the Tokyo Market on such date.

2. If there is no sale and purchase transaction on the Osaka Market, the Tokyo Market on the date of purchase request, such price shall be the price (the “opening price” hereinafter ) at which the first sale and purchase transaction is validly made on the Osaka Market on the following day, and if there is no sale and purchase transaction on the Osaka Market, such price shall be the opening price on the Tokyo Market on such date. If there is no sale and purchase transaction on both the Osaka Market and the Tokyo Market, the price shall be the opening price on the Osaka Market on such date. If there is no sale and purchase transaction on these Markets, the same procedure shall be followed on the following day and thereafter.

3. An amount obtained by multiplying the per-share purchase price under the preceding two paragraphs by the number of shares requested to be purchased shall be the purchase price.

(Payment of purchase price)

Article 28 ..

The balance remaining after deducting from the purchase price of less-than-one-unit shares requested to be purchased the fee set forth in Article 30 , item (4) shall be paid to the requesting party or after the day designated by the Company and falling within six business days from the day next following the date of determination of the purchase price under the preceding Article, in principle, unless there exists any special cause.

2. The requesting party may require that the payment be made by transfer to a back account designated by such party or by postal transfer cash payment.

(Passing of the purchased shares)

Article 29 ..

The less-than-one-unit shares for which a purchase request has been accepted shall pass to the Company on the day designated by the Company, in the case of paragraph 1 of the preceding Article, or on the day on which the payment procedure has been completed, in the case of paragraph 2 of the preceding Article.

Chapter. Fees

(Fees)

Article 30 ..

The Company’s fees for the handling of its shares shall be as follows:

(1) In case of the delivery of share certificates upon an application for the delivery of share certificates under Article 13 (Application for delivery of unpossessed share certificates):

¥300 for each certificate.

(2) In case of the delivery of share certificates upon an application for the reissue of share certificates under Aricle12 (Notice of non-possession of share certificates) or Article 22 (Reissue due to loss):

¥300 for each certificate.

(3) In case of any application for the register of lost shares under Article 25 (Request for the register of lost shares, cancellation or objection of the register):

¥10,000 for each request ..

¥500 for each certificate related any request ..

(4) The fee in case of the purchase by the Company of less-than-one-unit-shares upon a request under Article 26 shall be the divided price by the number of shares under one unit purchased after calculation by using the following ratios.

(5) The purchase price determined under Article 30 (4) (fee accompanying with purchasing share under one unit) shall be the divided price by the number of shares under one unit purchased after calculation by using the following rations.

(Formula)

Out of the total price which purchase price per a share stipulated in Article 27 is multiplied by the number of one unit of shares.

Less than 1,000,000 yen                       1.150%

More than 1,000,000 yen to 5,000,000 yen         0.900%

More than 5,000,000 yen to 10,000,000 yen        0.700%

More than 10,000,000 yen to 30,000,000 yen       0.575%

More than 30,000,000 yen to 50,000,000 yen       0.375%

(If there is any fraction of 1 yen, it shall be disregarded.)

Provided, however, that if the amount so obtained per one unit falls under 2,500 yen, it shall be 2,500 yen.

(Amendment and abolition)

Article 31.

Any amendment to or abolition of these Regulations shall be by resolution of the Board of Directors.